[EXHIBIT 10.5]

                       [STOCK PURCHASE AGREEMENT, DONIMAR]


PROMISE OF SALE OF SHARES AND PAYMENT BOND.

PROMISE OF SALE OF SHARES AND PAYMENT BOND.- In the city of Montevideo, this twenty-second day of August of the year 2002, there appear Mr. Fernando Cesar ALVARES BUZIO, Uruguayan, of legal age, holder of I.D. Card number _.___.___-, married in first and only marriage with Veronica Raffo, and Mr. Carlos Manuel GURMENDEZ MARQUEZ, Uruguayan, of legal age, holder of I.D. Card number
 _.___.___-_, married in first and only marriage with Cecilia Carluccio, establishing their domicile for these proceedings at 879 Franzini Street, suite 703 of this city, as party of the first part, and ITOLUR SOCIEDAD ANONIMA, an authorized legal entity, registered with the Tax Payers Sole Register under number 21.460.410.0011, domiciled at 3328 Miguel Barreiro Street, suite 101, and establishing domicile for these proceedings at 954 Colonia Street, Suite 203, both domiciles of this city, being represented in these proceedings by the Chairman of the Board of Directors, Mr. Sebastian Urriza Olague, holder of I.D. Card number _.___.___-_, as party of the second part, and they agree to the following provisions:

         FIRST: Mr. Fernando Alvares and Mr. Carlos Gurmendez promise to sell, free from liabilities, encumbrances and any other kind of judicial bar or charge, to ITOLUR SOCIEDAD ANONIMA, which promises to buy the ownership and possession of all the share capital of DONIMAR SOCIEDAD ANONIMA, a legal entity registered with the Tax Payers Sole Register under number 21.267.375.0015, with the Social Welfare Bank under number 3.529.356 and with the Ministry of Labor and Social Security under number 271783.


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         SECOND: The price of the engagement to sell is eight thousand American dollars (US$ 8,000), which the purchasing party shall pay in one installment in cash simultaneously to the delivery of the definite documentation, the shares and all the documentation regarding the above mentioned corporation by the selling party. The change in the management of the corporation shall take place after obtaining proof from the Public Register's certificates that there are no records that can affect the execution of the contract, and all the accounting and tributary studies and other document, certificate and like evidence necessary for the definite execution.- The selling party is bound to deliver: a) the shares and all the corporation's documentation simultaneously to the execution of the agreement; and b) all the necessary documentation for the execution of the definite agreement, in the above mentioned conditions, to the Notary Public Veronica Rodriguez Rebuffo before the execution; the selling party shall also have to prove that there is not any pending obligation regarding such documentation, or any other obligation that could bind in such a way the purchasing party in the fulfillment of such pending obligation of DONIMAR SOCIEDAD ANONIMA, and/or the sellers of the shares or their predecessors, the obligation being civil, commercial, fiscal or regarding social security, or labor or of any nature, and if an obligation arises, it shall be on account of the selling party, having to fulfill it before the definite execution of the agreement.- The agreement is compromised on a basis of good share certificates according to the Notary Public Rodriguez Rebuffo. If she were to make an observation that the selling party could not accept, the controversy shall be settled by an unappealable decision of the Executive Committee of the Uruguayan Notaries Public Association.

         THIRD: The contract of sell shall be entered into within the term of 25 days counting as from August 22nd, 2002.


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         FOURTH: The selling party is bound to obtain the consent of their respective spouses at the moment of definite execution of the contract, if the shares are community property.

         FIFTH: The expenses and fees originated for the engagement to sell shall be on account of the purchasing party. The selling party shall be responsible of all the necessary costs to update the situation of Donimar Sociedad Anonima, specially regarding taxes, accountings, social security, and other charges.

         SIXTH: The party who should not comply with any of the obligations that arise from this document or as a consequence of it, shall have to pay to the other party the amount of two thousand American dollars (US$ 2,000) as a penalty, being included in such amount the damages that might be caused.

         SEVENTH: The parties shall fall in arrears, by force of law and without the need of any in court or out of court demand, at the mere maturity of the agreed terms or by doing or omitting from doing something contrary to what was stipulated.

         EIGHTH: The parties establish special domicile for all the effects that might arise from this proceedings at the ones above mentioned previously as their own, and convey full effects to the notifications received via certified mail at those domiciles.

         NINTH: The obligations brought about from this document are active and passive, jointly and severally and indivisible until they extinguish.

         TENTH: In order to guarantee the obligations agreed upon by this document, Mr. Fernando Alvares and Mr. Carlos Gurmendez hand all the documentation of DONIMAR SOCIEDAD ANONIMA (corporate books, by-laws, block of shares, Tax Payers Register, Registration Book of Work) to the Notary Public Veronica Rodriguez Rebuffo. The Notary Public shall keep the documentation in deposit until the parties unanimously or by judicial provision indicate what to do with it.


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         ELEVENTH: Mr. Fernando Alvares and Mr. Carlos Gurmendez bind themselves to become joint and several bailers of the debts of the company DONIMAR SOCIEDAD ANONIMA that may arise, prior to the date of execution of the contract of sell of shares.

         TWELFTH: The selling party guaranties that DONIMAR SOCIEDAD ANONIMA contains in the corporate assets the license to carry out international long distance telephone services, pursuant to a Decree of the Executive Power dated November 27th, 2001, under the conditions thereto established, authorization granted pursuant to the request under file number 2001/02009/1/1066.

         THIRTEENTH: ITOLUR SOCIEDAD ANONIMA promises to pay the amount of thirty- five thousand dollars (US$ 35,000) that the company LENDEX SOCIEDAD ANONIMA undertook the responsibility to pay on behalf of DONIMAR SOCIEDAD ANONIMA to the Regulating Office of Communication Services (URSEC), through the delivery of four deferred checks numbered 179676 to 179679 of the Discount Bank, according to the URSEC receipts, at the moment of the execution of the definite contract together with the delivery of the shares. The payment shall be verified in some of the following ways: a) through the payment of all the debt to the URSEC, against the delivery of the four checks above mentioned; b) substituting the checks delivered by other checks of the same amount and payment date of the above mentioned ones; c) guaranteeing to the issuing Bank of the checks of the same amount and payment date of the above mentioned ones; c) guaranteeing to the issuing Bank of the checks the delivery of funds to proceed in the payment of each check; and d) in any other way that the parties agree upon.

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         FOURTEENTH: This contract shall automatically be canceled, without any responsibility of the parties, if in the established term of 25 days, the selling party does not obtain the approval by the above mentioned organization of the "technical record" to perform the services object of the mentioned license.

         In certification and confirmation of the above we execute and sign these presents in three copies of the same tenor.

/There appear three illegible signatures/

         The undersigned Public Translator declares the foregoing - the copy of which is registered under her private file under No. 17/2002 - to be a faithful and complete translation into English of the original document (PROMISE OF SALE OF SHARES AND PAYMENT BOND), written in Spanish, attached hereto.

Montevideo, November 5th, 2002.
                                                     /s/ Natalia Pereira,
                                                     --------------------
                                                     Public Translator











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